                          E-COMMERCE SERVICES AGREEMENT

                                  BY AND AMONG

                        MIAMI COMPUTER SUPPLY CORPORATION

                                       AND

                                  ZENGINE, INC.

                          DATED AS OF: OCTOBER 1, 1999


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                                TABLE OF CONTENTS

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                                                                               PAGE

RECITALS ........................................................................

1.       DEFINITIONS ............................................................

2.       WEBSITE DEVELOPMENT ....................................................
         2.1      Specifications ................................................
         2.2      Delivery and Acceptance of Deliverables .......................
         2.3      Maintenance of the MCSC Website ...............................
         2.4      Payment .......................................................
         2.5      Exclusive Right to Provide Services ...........................
         2.6      Fraud Monitoring ..............................................
         2.7      Audit .........................................................
         2.8      Protection of Confidential Information ........................
         2.9      Present and Future Business Activities ........................
         2.10     Licenses ......................................................
         2.11     Ownership .....................................................

3.       REPRESENTATIONS AND WARRANTIES .........................................
         3.1      Authority .....................................................
         3.2      Content .......................................................
         3.3      Litigation.....................................................

4.       EXCLUSION OF WARRANTIES; LIMITATION OF
                    LIABILITIES .................................................
         4.1      Exclusion of Warranties .......................................
         4.2      No Additional Warranties ......................................
         4.3      Limitation of Liability for Certain Matters ...................
         4.4      Absence of Liability for Certain Matters ......................
         4.5      Scope .........................................................
         4.6      Indemnification ...............................................

5.       TERM AND TERMINATION ...................................................
         5.1      Term ..........................................................
         5.2      Termination ...................................................
         5.3      Termination Disfavored ........................................
         5.4      Effect of Termination .........................................
         5.5      Additional Remedies on Termination ............................



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                           Table of Contents (Cont'd)

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                                                                              PAGE
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6.       DISPUTE RESOLUTION ....................................................

         6.1      General Dispute Principles ...................................
         6.2      Arbitration of Other Disputes ................................

7.       MISCELLANEOUS .........................................................
         7.1      Survival .....................................................
         7.2      Return of Confidential Information ...........................
         7.3      Non-Exclusivity of Remedy ....................................
         7.4      Injunctive Relief ............................................
         7.5      Changes Over Time ............................................
         7.6      Assignment ...................................................
         7.7      Relationship of the Parties ..................................
         7.8      Force Majeure ................................................
         7.9      Governing Law ................................................
         7.10     Entire Agreement; Amendment ..................................
         7.11     Notices, etc. ................................................
         7.12     Delays or Omissions ..........................................
         7.13     Publicity ....................................................
         7.14     Expenses .....................................................
         7.15     Counterparts .................................................
         7.16     Severability .................................................
         7.17     Titles and Subtitles .........................................

         Signatures.............................................................

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                                    SCHEDULES


Schedule A - MCSC Websites
Schedule 2.1 - Project Representatives of MCSC and Zengine

                          E-COMMERCE SERVICES AGREEMENT

         THIS E-COMMERCE SERVICES AGREEMENT, dated as of October 1, 1999, is by and between Zengine, Inc., a Delaware corporation ("Zengine") with its principal place of business located at 6100 Stewart Avenue, Fremont, California 94538 and Miami Computer Supply Corporation, an Ohio corporation ("MCSC") with its principal place of business located at 4750 Hempstead Station Drive, Dayton, Ohio 45429.

                                    RECITALS

         Zengine's proprietary and scaleable technology and infrastructure enables a high speed, personalized e-commerce experience on the Internet, permitting its clients to "self brand" their e-commerce storefronts and maintain their customers within their Websites;

         MCSC is a reseller of computer supplies and accessories and a reseller and integrator of audio-visual products throughout the United States, Canada and in certain foreign countries;

         MCSC operates various dedicated Websites to sell its products to Customers and desires to engage Zengine to create, enhance and maintain virtual e-commerce stores on these and other Websites;

         Zengine desires to provide to MCSC certain Website design, development, hosting, maintenance and support services as set forth in this Agreement in accordance with the terms and conditions hereof;

         In consideration of the mutual promises and covenants set forth below, the parties hereto agree as follows:

         1. DEFINITIONS. Capitalized terms used herein and not otherwise defined in this Agreement shall have the following meanings, respectively:

         1.1      "AAA" has the meaning set forth in Section 6.2(a).

         1.2      "AAA Rules" has the meaning set forth in Section 6.2(a).

         1.3 "Affiliate" or "Affiliated with" means any Person that controls, is controlled by or is under common control with such Party. For purposes of this Agreement, "control" shall mean the possession, directly or indirectly, of a majority of the voting power of such Person or the ability to materially influence the management or policies of such Person.

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         1.4      "Bad Debt" means actual bad debt due to fraud, charge-backs and any other action which results in the non-payment of an account receivable by a Customer or by a bank card processing bank.

         1.5 "Business Day" is any day banks are open for business in the State of Ohio. (So, for example, if an event were to occur on Independence Day, July 4, which was a Wednesday, the event will occur on the next business day, or July 5, which would be a Thursday).

         1.6      "Commencement Date" has the meaning set forth in Section 5.1.

         1.7 "Confidential Information" means any information of a Party disclosed to another Party in the course of this Agreement which is identified as, or should be reasonably understood to be, confidential to the disclosing party, including but not limited to, quantities, pricing, know-how, trade secrets, Innovations, Data, technical processes and formulas, source and object codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, marketing data and this Agreement and all exhibits and schedules hereto. "Confidential Information" shall not include information which: (i) is known or becomes known to the recipient directly or indirectly from a Third Party source other than one having an obligation of confidentiality to the disclosing party;
(ii) is or becomes publicly available or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the recipient;
(iii) is or was independently developed by the recipient without use or reference to the disclosing party's Confidential Information, as shown by evidence in the recipient's possession; or (iv) is known by the recipient prior to disclosure thereof by the disclosing party (as established documentary evidence).

         1.8 "Content" means information, text, graphics, diagrams, images, graphical user interfaces, figures, tables, sounds, video, names, trademarks, service marks, trade dress, materials, features, products, services, advertisements, promotions, Links, pointers, technology and software.

         1.9      "cookie" has the meaning set forth in Section 2.3(b).

         1.10 "CSR" means an MCSC customer service representative as described in Section 2.3(d).

         1.11 "Customer" means any User of the MCSC Websites that orders Product from the MCSC Websites.

         1.12 "Data" means all information captured by the MCSC Websites concerning the Users and Customers and their purchasing behavior.

         1.13     "Deliverables" has the meaning set forth in Section 2.1.


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         1.14     "Demand for Arbitration" has the meaning set forth in Section
6.2(a).

         1.15 "e-commerce" means any purchase, sale or other transaction over the Internet.

         1.16     "Effective Date" means October 1, 1999.

         1.17     "e-mail" has the meaning set forth in Section 2.3(b).

         1.18     "ERP" has the meaning set forth in Section 2.1(a).

         1.19 "Errors" means any failure of the MCSC Websites to conform to the specifications formulated as set forth in Section 2.1 hereof. Notwithstanding the foregoing, any nonconformity resulting from the action or inaction, alteration or misuse by MCSC Customers, Users or any Third Party shall not be an Error.

         1.20     "Force Majeure" has the meaning set forth in Section 7.9.

         1.21 "Freight" means the amount charged by a Third Party shipper to transport Products ordered from the MCSC Websites to Customers.

         1.22     "FTP" means file transfer protocol.

         1.23     "GAAP" means generally accepted accounting principles.

         1.24     "Homepage" means the first (and central) Webpage on a Website.

         1.25 "HTML" means hypertext mark up language, a computer code used on the Internet.

         1.26     "Initial Term" has the meaning set forth in Section 5.1.

         1.27 "Innovations" means all copyrightable works, products, discoveries, developments, designs, innovations, improvements, inventions, formulas, processes, techniques, know-how, compilations, Content and Data (whether or not patentable, and whether or not at a commercial stage, or protectable or registrable under copyright or similar statutes) authored, compiled, fixed in a tangible medium of expression, made, conceived, or reduced to practice.

         1.28 "Intellectual Property Rights" means all intellectual property rights arising under statutory or common law, whether or not perfected, including, without limitation, all (i) United States and foreign patents, patent applications, and other patent rights, including, without limitation, all provisional divisions, continuations, renewals, reissues, reexaminations and

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extensions of any of the foregoing, (ii) rights associated with works of authorship including copyrights, copyright applications, copyright registrations, and moral rights, (iii) Confidential Information, (iv) any right analogous to those set forth in this definition, and (v) any other proprietary rights relating to intangible property.

         1.29 "Internet" means the principal international computer network interconnecting computers and other networks through Internet protocol pursuant to which Webpages and Websites can be accessed.

         1.30 "Link" means a URL hidden behind a formatting option that may take the form of a colored item of text (such as a URL description), button, logo or image, and which allows a User to automatically move to or between Webpages, Websites or within a World Wide Web document.

         1.31 "MCSC" means Miami Computer Supply Corporation, an Ohio corporation, which is a Party to this Agreement.

         1.32 "MCSC Brand Features" means MCSC's trademarks, trade names, service marks, service names, trade dress, and distinct brand elements that appear in the MCSC Website.

         1.33     "MCSC Content" has the meaning set forth in Section 2.13(b).

         1.34 "MCSC Software" means all computer software programs owned by or developed by or on behalf of MCSC prior to or as of the Commencement Date and during the Term hereof relating to the operation of MCSC's business or to the MCSC Website which is not developed or licensed by Zengine, and all Upgrades thereto. MCSC Software expressly excludes any Third Party Software.

         1.35     "MCSC Network" has the meaning set forth in Section 2.1(a).

         1.36 "MCSC Properties" means the properties, ventures and services marketed worldwide under the MCSC Brand Features via the MCSC Website at or within the MCSC domain ("www.mcsinet.com").

         1.37 "MCSC Website" means the Websites created and maintained for certain MCSC Customers which permits such Customers to purchase Products from MCSC and is designed to have the look and feel of the Customer's own Website. Each MCSC Website is set forth on SCHEDULE A, attached hereto and made a part hereof, which Schedule shall be amended each calendar quarter.

         1.38 "Party" means either Zengine or MCSC, as the context requires, and "Parties" means Zengine and MCSC.

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         1.39     "Person" means any individual, proprietorship, partnership, corporation, limited liability company, joint venture, association, business trust, trust, group of entities or person acting in concert to achieve a particular goal, or governmental authority or court.

         1.40 "Product" means any product or service sold through the MCSC Websites.

         1.41 "Prohibited Content" means all information reasonably determined by Zengine, in its sole discretion, to be: (i) obscene, pornographic, or otherwise socially objectionable; (ii) false, misleading or libelous; (iii) in violation of any international, federal, state or local law, statute, regulation or rule; or (iv) infringing upon or in violation of any copyright, patent, service mark, trademark, trade dress or any other intellectual property or proprietary right of any Third Party.

         1.42     "Renewal Term" has the meaning set forth in Section 5.1.

         1.43 "Service" means the provision by Zengine of the services to MCSC as set forth in Section 2 hereof.

         1.44     "SKUs" has the meaning set forth in Section 2.3(a).

         1.45     "Term" has the meaning set forth in Section 5.1.

         1.46 "Third Party" means, with respect to a Party, any Person that is not the Party or an Affiliate of the Party.

         1.47 "Third Party Software" means software that is owned by a Third Party or that is licensed from Third Party.

         1.48 "Total Revenues" means the retail price of the Product sold through the MCSC Website to a Customer, less any sales or other similar tax applicable to such sale, less Freight, less the actual retail price of any returned Product, but with no deduction for Bad Debt.

         1.49 "Upgrade" means one or more updates, enhancements, upgrades, corrections, debugging patches, new versions, new releases and any other modification made to software or documentation (if any).

         1.50 "URL" means Universal Resource Locator, which provides a unique Internet protocol address for accessing a Webpage.

         1.51 "User" means any Person who accesses the MCSC Websites on the Internet.


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         1.52     "Virus" means any computer code, algorithm or programming
routine that attempts, intends to or actually causes damage to, detrimentally interferes with, or surreptitiously intercepts or expropriates any system, data or information.

         1.53 "Webpage" means a page or view on an Internet World Wide Website or which is delivered to Users via e-mail, desktop "channels" or Internet "push" technologies which displays Content in the form of text, graphics, visual images and/or sound and/or HTML (or other) code for the purpose of providing access to Content, products and/or services.

         1.54 "Website" means the primary local language electronic location on the Internet's World Wide Web accessible to MCSC's dedicated Website Customers at a specific URL which may contain text, graphics, visual images and/or sound.

         1.55     "Work Product" has the meaning set forth in Section 2.12(b).

         1.56 "Zengine" means Zengine, Inc., a Delaware corporation, a party to this Agreement.

         1.57 "Zengine Brand Features" means Zengine trademarks, trade names, service marks, service names, trade dress and distinct brand elements.

         1.58     "Zengine Content" has the meaning set forth in
Section 2.13(b).

         1.59     "Zengine Group" has the meaning set forth in Section 4.6.

         1.60 "Zengine Software" means all computer software programs owned by or developed by or on behalf of Zengine prior to or as of the Commencement Date and during the Term hereof relating to the Services, including but not limited to all KORE technology, and all Upgrades thereto. Zengine Software expressly excludes any Third Party Software.

2.       WEBSITE DEVELOPMENT

         2.1 SPECIFICATIONS. (a) From time to time after the Effective Date for new MCSC Customers, the representatives of MCSC and the representatives of Zengine set forth on SCHEDULE 2.1 shall meet and shall mutually agree on the functional specifications, Content and the overall "look and feel" of the MCSC dedicated Website for such new Customer and shall mutually agree on a timetable for the production and delivery of discrete portions of the MCSC dedicated Website for such new Customer ("Deliverables"). The Deliverables may include, without limitation, the delivery by MCSC of the source and object codes of J.D. Edwards' enterprise resource planning ("ERP") software and other MCSC Software required by Zengine to perform the Service, the catalog of current inventory maintained by MCSC, other MCSC Content, Customer descriptions and logos, certain designs for the aesthetic and functional

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characteristics of the MCSC Website and the HTML and other computer files and code that will implement certain portions of the MCSC Website to be created by Zengine for MCSC as agreed in the timetable. The Parties agree that Zengine's obligation with respect to the Deliverables and the launch of the MCSC dedicated Website for such Customer is highly dependent on the cooperation, assistance and on the provision by MCSC of information to and access by Zengine to MCSC's computer code and files, materials, products and physical facilities, including access to MCSC's internal computer network(s) or system(s) (including any MCSC Software residing thereon) (the "MCSC Network"). Accordingly, Zengine shall not be responsible or liable for any delays caused by MCSC's failure to provide in a timely manner such assistance, information or access, and all timetables and Deliverable deadlines shall be adjusted accordingly. If a Party proposes a change in a Deliverable or in the time such Deliverable is deliverable, the other Party will reasonably and in good faith consider and discuss the proposed change and amend the proposed timetable (and the proposed launch date, if reasonably required).

         (b) If MCSC desires to modify any of the MCSC Websites after the Hard Launch Date (except for inventory updates as set forth in Section 2.3(a) below), MCSC shall describe the additional services or deliverables to Zengine in writing. Within five (5) Business Days after receipt of such modification request, Zengine shall provide to MCSC a proposed timetable to affect the requested modification. Promptly after MCSC's approval of the proposed timetable, the said modification will become part of this Agreement.

         2.2 DELIVERY AND ACCEPTANCE OF DELIVERABLES. Zengine will use its commercially reasonable best efforts to deliver to MCSC one or more Deliverables within the timeframe set forth in the timetable when Zengine believes that Zengine has appropriately completed a Deliverable. Delivery shall be made in the format agreed by the Parties as set forth in Section
2.1. MCSC will accept or reject the Deliverable within five (5) Business Days after delivery. Failure to give notice of acceptance or rejection within that period will constitute acceptance. If MCSC rejects the Deliverable, Zengine will promptly make appropriate changes or corrections and when Zengine believes that it has made the necessary or requested changes, it will again deliver the Deliverable to MCSC and these acceptance/rejection/change provisions shall be reapplied until the Deliverable is accepted by MCSC. MCSC hereby acknowledges and agrees that Zengine shall be solely responsible for the method and manner in which Zengine develops the MCSC Websites. MCSC shall be solely responsible for the capacity, accuracy and completeness of MCSC's Content and Zengine shall have no duty to review such Content or to confirm its legality, accuracy or completeness. Notwithstanding the foregoing, MCSC hereby acknowledges and agrees that Zengine shall have no duty to, but may refuse, without liability, to include in the MCSC Website any MCSC Content that Zengine reasonably determines, in its sole discretion, to be or to include Prohibited Content.

         2.3 MAINTENANCE OF THE MCSC WEBSITES. (a) Zengine will use its commercially reasonable efforts to assist MCSC in maintaining the operation of, and access to, the MCSC Websites by the MCSC Customers continuously on a twenty four (24) hour per day, three


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hundred sixty five (365) days per year basis. MCSC may, from time to time, shut down the MCSC Websites during off-peak hours in order to permit Zengine and/or MCSC to perform maintenance or install Upgrades. Zengine shall not be liable for any such shutdown nor for any shutdown required as a result of actions or inactions of MCSC, unauthorized intrusions or the planting of a Virus or other destructive element into the MCSC Website by "hackers" or other Third Parties, the failure of the Website resulting from actions or inactions of Third Party service providers or suppliers, or resulting from failure of public network components, electrical systems or Force Majeure. Zengine shall use its commercially reasonable efforts to complete such maintenance and Upgrades as soon as practicable.

                  (b) Zengine shall use its commercially reasonable efforts to maintain the MCSC Websites so that they continue to conform to the features and functions of the specifications set forth in Section 2.1. Zengine will use its commercially reasonable efforts to assist MCSC in maintaining the functional scalability of the MCSC Website based on current and projected (as agreed by the Parties) User Webpage views and Customer orders. MCSC shall be responsible for providing to Zengine all updated Content, including pricing and inventory management information, provided that MCSC shall not provide to Zengine any Prohibited Content. Based on the Content provided by MCSC, Zengine shall assist MCSC in managing, renewing, modifing, deleting and editing the Content on the MCSC Websites. Zengine will assist MCSC to correct all Errors as soon as practicable after it learns of such Errors or after it receives notice of Errors from MCSC.

                  (c) In the event that any Virus or destructive element is found in or furnished with any Content or MCSC's Brand Features (or otherwise) or is introduced into the MCSC Website by a Third Party, Zengine will, upon learning of such Virus or destructive element, use its commercially reasonable efforts to segregate and eliminate such Virus or destructive element as soon as possible. The Parties hereto agree to immediately notify each other of such a potential or known Virus or destructive element. All remediation undertaken by Zengine resulting from the Virus or destructive element shall be at the expense of Zengine.

         2.4 PAYMENT. MCSC shall pay to Zengine ten percent (10%) of the Total Revenues received by MCSC for sales of Products on the MCSC Websites, payable in arrears on or before the fifteenth (15th) day of each month. All payments required to be made hereunder and shall be by wire transfer to Firstar Bank, Cincinnati, Ohio, ABA No. 042000013, account number 821604048, account name "Zengine, Inc." in United States funds. All payments not made when due shall bear interest at the rate of 1.5% per month until paid in full. MCSC and Zengine have also entered into a Distribution Services Agreement pursuant to which Zengine has agreed to pay MCSC for certain services. The Parties may "net" the amounts owed by MCSC to Zengine pursuant to this Agreement against the amounts owed by Zengine to MCSC under the Distribution Services Agreement on a monthly basis and the Party owed funds at such time shall pay the other Party the net amount owed.

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         2.5      EXCLUSIVE RIGHT TO PROVIDE SERVICES. Zengine shall be the
sole and exclusive provider of the Service during the Term and MCSC shall not sell any Product over the Internet except through the MCSC Websites, provided, however, that MCSC may provide private-label product fulfillment for other Websites. No other services similar to the Services (or any part hereof), whether provided by MCSC or by any other Third Party will appear in any of the MCSC Properties.

         2.6 FRAUD MONITORING. Subject to applicable law and regulation, Zengine shall provide to MCSC a prompt report of any fraudulent order of which it has knowledge, including the date, screen name or e-mail address and amount associated with such order, promptly following Zengine's obtaining knowledge in the normal course of Zengine's operations that the order is believed in good faith to be fraudulent.

         2.7 AUDIT. The Parties shall each have the right, at their own expense, to direct an independent certified public accountant to inspect and audit the books and records of the other relating to the sale of Products to Customers from the MCSC Websites; provided, however, that (i) any such inspection and audit shall be conducted after at least fifteen (15) days' prior written notice to the Party to be audited; during regular business hours of the Party to be audited; and in such a manner as not to interfere with the normal business activities of the Party to be audited; and (ii) in no event shall audits be made hereunder more frequently than twice each calendar year. If a financial dispute arises as a result of such audit, then the Parties shall engage in alternate dispute resolution as set forth in
Section 6.

         2.8 PROTECTION OF CONFIDENTIAL INFORMATION. (a) The Parties recognize that, in connection with the performance of this Agreement, each of them may disclose to the other its Confidential Information. The Party receiving any Confidential Information agrees, during the Term and after the expiration or termination of this Agreement, to maintain the confidential status of such Confidential Information and not to use any such Confidential Information for any purpose other than the purpose for which it was originally disclosed to the receiving Party, and not to disclose any of such Confidential Information to any Third Party.

                  (b) The Parties acknowledge and agree that each may disclose Confidential Information: (i) as required by applicable law or regulation, provided that each Party will use commercially reasonable efforts to obtain confidential treatment or a protective order of any Confidential Information so disclosed at the prior request and expense of the disclosing Party; (ii) to their respective parents and each of their respective directors, officers, employees, attorneys, accountants and other advisors, who are under an obligation of confidentiality, on a "need-to-know" basis; (iii) to investors who are under an obligation of confidentiality, on a "need-to-know" basis; or (iv) in connection with disputes or litigation between the Parties involving such Confidential Information; and each Party will use commercially reasonable efforts to limit disclosure to that purpose and to ensure maximum application of all appropriate judicial safeguards (such as placing documents under seal). Zengine and MCSC may each make


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press releases about the existence and contents of the Agreement (except with respect to specific financial terms) as set forth in Section 7.14 herein.

                  (c) The foregoing obligations of confidentiality shall apply to directors, officers, employees and representatives of the Parties and any other Person to whom the Parties have delivered copies of, or permitted access to, such Confidential Information in connection with the performance of this Agreement, and each Party shall advise each of the above of the obligations set forth in this Section 2.8.

                  (d) Any Confidential Information of a Third Party disclosed to either Party shall be treated by such Party in accordance with the terms under which such Third Party Confidential Information was disclosed; provided, that the Party disclosing such Third Party Confidential Information shall first notify the other Party that such information constitutes Third Party Confidential Information and the terms applicable to such Third Party Confidential Information; and provided further, that either Party may decline, in its sole discretion, to accept all or any portion of such Third Party Confidential Information.

         2.9 PRESENT AND FUTURE BUSINESS ACTIVITIES. This Agreement shall not limit either Party's present and future business activities of any nature, including business activities which could be competitive with the other Party, except to the extent such activities would involve a breach of
(a) the confidentiality restrictions contained in Section 2.8, or (b) any other express provision of this Agreement. Subject to the prior sentence, nothing herein shall prevent Zengine from performing substantially similar services for any Third Party during or after the Term of this Agreement. Nothing in this Agreement will be construed as a representation or agreement that the recipient of Confidential Information will not develop or has not developed for its products, services, concepts, systems or techniques the products, services, concepts, systems or techniques contemplated by or embodied in such Confidential Information, provided that such recipient does not violate any of its obligations under Section 2.10 in connection with such development.

         2.10 LICENSES. (a) MCSC hereby grants to Zengine a perpetual, royalty-free, exclusive, world-wide license (i) to copy and incorporate all or part of the MCSC Software, in object or source code, in the MCSC Website (or in software utilized by Zengine to operate or support the MCSC Website),
(ii) to market and distribute, license or sublicense, without restriction, the MCSC Website containing and including the MCSC Software and any and all modifications, enhancements, and/or alterations thereto, (iii) to develop applications incorporating the MCSC Software for use in connection with providing the Services, (iv) to use the Data in order to facilitate the performance by Zengine of this Agreement and otherwise for the performance of services for Third Parties or its own account, provided that Zengine does not violate MCSC's privacy policy, (v) to use the MCSC Brand Features in connection with the promotion, marketing and rendering of the Services set forth herein, and (vi) to utilize the MCSC name, logo and a description of this Agreement in any capital raising document of Zengine,

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provided that the text of the description of this Agreement be provided to MCSC for its review and comment reasonably prior to its use. MCSC will have the right to approve the use of the MCSC Brand Features in advance, which approval shall not be unreasonably withheld, delayed or conditioned. MCSC will be deemed to have approved such use if MCSC approves the Deliverables as set forth in Section
2.2 or if Zengine does not receive notice of disapproval within five (5) Business Days after MCSC receives a request for approval. Such use must reference the MCSC Brand Features as being owned by MCSC. Nothing in this Agreement grants Zengine ownership or any rights in or to use (except to fairly describe the Services provided herein in any advertising that Zengine might utilize in the future) the MCSC Brand Features, except in accordance with this license, and any such use is for and inures to the benefit of MCSC. The rights granted to Zengine in this license will terminate upon any termination or expiration of this Agreement. Upon such termination or expiration, Zengine will no longer make any use of any MCSC Brand Features. MCSC will have the exclusive right to own, use, hold, apply for registration for, and register the MCSC Brand Features during the term of, and after the expiration or termination of, this Agreement. Zengine shall, when requested by MCSC, cooperate with and assist MCSC in connection with any such filings, the expenses of preparing and prosecuting any such application to be borne solely by MCSC. Zengine will neither take nor authorize any activity inconsistent with MCSC's exclusive rights in the MCSC Brand Features.

                  (b) Zengine hereby grants to MCSC an exclusive, royalty-free, world-wide license, terminable upon the termination or expiration of this Agreement, to display on the Internet the MCSC Website in the form prepared by Zengine in accordance with this Agreement ("Work Product"). The Work Product shall only be used for Webpages of MCSC and shall not be used for or by any other Person. MCSC shall not allow any Person to copy, modify or create derivative works of the programming code or other code relating to the MCSC Website that is not HTML. MCSC shall not, and MCSC shall take appropriate measures to ensure that none of its Affiliates shall reverse engineer or decompile any of the Work Product or reverse engineer, disassemble, decompile or copy the Zengine Software. In consideration of this license, MCSC agrees that any copies, modifications and derivative works of the Work Product shall retain all copyright and other proprietary notices of the appropriate Parties as set forth in Section 2.11. MCSC shall not obtain any right to use any Zengine Brand Feature and no license is being granted with respect thereto.

         2.11 OWNERSHIP. (a) The Parties acknowledge that the MCSC Websites to be delivered to MCSC by Zengine hereunder will be a compilation of various components, which may include, without limitation, content, graphics, diagrams, images, graphical user interfaces, text, figures, tables, sounds, video, names, trademarks, service marks and trade dress that will be selected, coordinated and arranged by Zengine for MCSC, in accordance with the specifications set forth in Section 2.1 above. Except as set forth in
Section 2.11(b) and (c), Zengine hereby agrees to assign to MCSC the copyright for each of such compilations.

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                  (b) The Parties also acknowledge that the MCSC Website will include content, graphics, diagrams, images, graphical user interfaces, text, figures, tables, sounds, video, names, trademarks, service marks and trade dress created by or licensed to Zengine (the "Zengine Content") and content, graphics, diagrams, images, graphical user interfaces, text, figures, tables, sounds, video, names, trademarks, service marks and trade dress created by or licensed to MCSC ("MCSC Content"). Zengine retains all right, title and interest in and to the Zengine Content, except for the license granted under Section 2.10(b), and MCSC retains all right, title and interest to MCSC Content and Data, except for the license granted under Section 2.11(a) hereof.

                  (c) The Parties also acknowledge that the MCSC Website may include the Zengine Software, computer programs, algorithms, or applets that were created or licensed by Zengine. Zengine retains all right, title and interest to Zengine Software and those computer programs, algorithms, or applets.

                  (d) MCSC expressly agrees that any assignments to MCSC hereunder do not extend to any Zengine Content or Zengine Software or to any Third Party Content or Third Party Software.

                  (e) In the event any Third Party software is supplied by Zengine to MCSC, MCSC agrees to be bound by and comply with all the terms and conditions provided by the original manufacturer or vendor of such software, including, but not limited to, any license or other agreement and any warranties, disclaimers and limitations of liability set forth therein. MCSC agrees and understand that any rights and claims it may have in connection with any Third Party software are with the original manufacturer or vendor of such software and not with Zengine, who shall "pass through" any warranties provided by the original manufacturer or vendor to the fullest extent possible under applicable law.


3.       REPRESENTATIONS AND WARRANTIES.

         3.1 AUTHORITY. Each Party represents and warrants to the other Party that:

                  (a) Each Party is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation.

                  (b) Each Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; and the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; the execution and delivery of this Agreement has been approved by all necessary corporate action; and when executed and delivered by such Party, this Agreement will


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constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

                  (c) Each Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

         3.2      CONTENT. MCSC represents and warrants to Zengine that:
(a) MCSC has the full right and authority to utilize and to grant to Zengine the rights, licenses and interests as so granted herein and to the MCSC Brand Features, MCSC Software, MCSC Network and other properties or assets of MCSC as set forth herein; (b) the MCSC Content shall not contain Prohibited Content; (c) neither the MCSC Content or other materials appearing on the MCSC Website, nor MCSC's exploitation thereof by means of the MCSC Website, will violate or infringe upon the copyright, patent, literary, privacy, publicity, trademark, service mark, trade dress, trade secret or any other personal, moral, or property right of any Person or constitute a libel or defamation of any Person; (d) MCSC is and will continue to be the sole owner of all right, title and interest, including, without limitation, all rights under copyright, in and to the MCSC Content and each element thereof, except for elements of the Content that are: (i) validly licensed to MCSC for use as contemplated herein, or (ii) in the public domain; (e) MCSC will comply in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations and all rules and regulations of any union or guild having jurisdiction; (f) the MCSC Content and all other materials furnished by MCSC to Zengine hereunder will be, at all times, free from Viruses and destructive elements; (g) the MCSC Content will be factually accurate and neither the MCSC Content nor the products or services offered by means of the MCSC Website will cause any loss, injury, damage or death to any User or Customer; and (h) all MCSC Software and the MCSC Network is, as of the date hereof, and will be, able to handle without error or malfunction all material dates and date processing and will be able to process and manipulate dates and transactions involving dates in 1999 and beyond.

         3.3 LITIGATION. MCSC represents and warrants to Zengine that there are no claims, actions, suits, proceedings, grievances, arbitrations, investigations or inquiries pending or, to the best knowledge of MCSC, threatened, at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, arbitrator(s), agency, instrumentality or authority by or against MCSC which: (i) restrains or prohibits or which may restrain or prohibit, or otherwise affect, the consummation of the transactions contemplated hereby; (ii) affect or which may affect MCSC with respect to the transactions proposed by this Agreement; or (iii) materially affect or might materially affect the business, operations, condition (financial or otherwise), liabilities, assets or earnings of MCSC, nor is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation. Neither MCSC nor any of its property or assets is subject to any judgment, arbitration award, order or decree. There are no petitions pending by, against or on behalf of MCSC under any applicable bankruptcy or insolvency laws.

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4.       EXCLUSION OF WARRANTIES; LIMITATION OF LIABILITIES.

         4.1 EXCLUSION OF WARRANTIES. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NEITHER ZENGINE NOR ANY OF ITS SUPPLIERS AND LICENSORS MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE ZENGINE SOFTWARE, THE MCSC WEBSITE, OR THE SERVICES TO BE PROVIDED OR THE FUNCTIONALITY, PERFORMANCE OR RESULTS OF USE THEREOF. WITHOUT LIMITING THE FOREGOING, EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NEITHER ZENGINE NOR ANY OF ITS SUPPLIERS AND LICENSORS, WARRANTS THAT THE ZENGINE SOFTWARE, THE MCSC WEBSITE, OR THE SERVICES TO BE PROVIDED OR THE OPERATION THEREOF ARE OR WILL BE ACCURATE, ERROR-FREE OR UNINTERRUPTED OR MEETS OR WILL MEET MCSC's REQUIREMENTS. WITHOUT LIMITATION OF THE FOREGOING, ZENGINE, ITS SUPPLIERS AND LICENSORS DO NOT WARRANT THE ACCURACY OF ANY SALES TAX DATA OR TAX CALCULATIONS THAT MAY BE PROVIDED OR PERFORMED BY THE ZENGINE SOFTWARE OR THE SERVICES. NEITHER ZENGINE NOR ANY OF ITS SUPPLIERS AND LICENSORS GIVE ANY IMPLIED WARRANTY, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, OF FITNESS FOR ANY PARTICULAR PURPOSE OR ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE.

         4.2 NO ADDITIONAL WARRANTIES. No oral or written information or advice given by Zengine or its employees, contractors or agents will create a warranty or in any way increase the scope of any warranty. Without limiting the generality of the foregoing, Zengine specifically disclaims any warranty regarding the profitability of the MCSC Website.

         4.3 LIMITATION OF LIABILITY FOR CERTAIN MATTERS. Zengine's entire liability and MCSC's exclusive remedy for any damages caused by any software or Service defect or failure, not excluded under Section 4.4 below will be limited to proven direct damages in an amount not to exceed the lesser of (A) the fees and charges actually paid to Zengine hereunder for no more than six (6) months prior to the date on which the claim arose; or (B) $50,000.00 in the aggregate for all such claims.

         4.4 ABSENCE OF LIABILITY FOR CERTAIN MATTERS. EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH HEREIN, MCSC WILL HAVE NO CLAIM AGAINST ZENGINE FOR INTERRUPTED COMMUNICATIONS, LOST DATA, RE-RUN TIME, INACCURATE INPUT, WORK DELAYS OR LOST REVENUES OR PROFITS RESULTING FROM THE USE OF THE ZENGINE SOFTWARE AND/OR THE SERVICES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, IN NO EVENT WILL ZENGINE HAVE ANY LIABILITY OR RESPONSIBILITY FOR ANY SPECIAL, INDIRECT, INCIDENTAL,

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CONSEQUENTIAL OR EXEMPLARY DAMAGES, OR FOR INTERRUPTED COMMUNICATIONS, LOST DATA
OR LOST REVENUES OR PROFITS, ARISING OUT OF OR IN CONNECTION WITH THIS
AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, THE ZENGINE SOFTWARE OR THE CONTENT OR THE USE OF THE ZENGINE SOFTWARE OR THE SERVICES BY MCSC. WITHOUT LIMITATION OF THE GENERALITY OF THE FOREGOING, EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH HEREIN, ZENGINE WILL NOT BE LIABLE FOR ANY CLAIM
ATTRIBUTABLE TO ERRORS, OMISSIONS OR OTHER INACCURACIES OF ANY SERVICE DATABASE OR ANY INFORMATION CONTAINED IN ANY SERVICE DATABASE. ZENGINE WILL NOT BE LIABLE TO MCSC FOR ANY DAMAGES CAUSED BY ACTS OR EVENTS BEYOND ITS REASONABLE CONTROL, INCLUDING, WITHOUT LIMITATION, ACTS OF GOD, EARTHQUAKES, FIRES, FLOODS, WARS, CIVIL DISTURBANCES, SABOTAGE, ACCIDENTS, LABOR DISPUTES, GOVERNMENTAL ACTIONS, AND FAILURES OR DELAYS OF TRANSPORTATION AND/OR ELECTRONIC, TELEPHONIC OR INTERNET TRANSMISSION.

         4.5 SCOPE. For purposes of the provisions of this Section 4 and of Section 5, each reference to "Zengine" will be deemed to include Zengine, its parents, subsidiaries and/or Affiliates and the employees, officers, directors, shareholders, licensors, agents, interconnection service providers and suppliers and the successors and assigns of each of them, and "Damages" will be deemed to refer collectively to any and all injury, damage, loss or expense. The limitations of liability referred to or set forth in this
Section 4 will apply: (a) regardless of the form of action, whether in contract, tort, strict liability or otherwise; and (b) whether or not damages were foreseeable, and even if Zengine has been advised of or knew of the possibility of such damages.

         4.6 INDEMNIFICATION. MCSC will at all times indemnify and hold harmless Zengine and its Affiliates and their respective directors, officers, employees, agents and representatives and their heirs, representatives, successors and assigns (the "Zengine Group") from and against any and all Third Party claims, damages, liabilities, costs and expenses including, without limitation, reasonable attorneys' fees and expenses, arising out of or relating to: (a) the MCSC Content or the MCSC Software, including, without limitation, any alleged infringement on the part of the MCSC Content or the MCSC Software of any copyright, patent, literary, privacy, publicity, trademark, service mark, trade dress or any other personal, moral, contract, or property right of any Person, or any other alleged inaccuracy, omission, or deficiency with any of the MCSC Content or the MCSC Software; (b) the products or services offered by means of the MCSC Website (including, without limitation, claims of negligence, strict liability, misrepresentation or defects/deficiencies with such products or services); and (c) MCSC's failure or alleged failure to comply with the terms of this Agreement (including, without limitation, the publication of Prohibited Content). The Zengine Group will give MCSC written notice of any claim, action or demand for which indemnity is claimed. The Zengine Group will have the right,

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but not the obligation, to control the defense and/or settlement of any claim in which it is named as a party. MCSC will have the right to participate in any defense of a claim by the Zengine Group with counsel of MCSC's choice
(reasonably acceptable to the Zengine Group) at MCSC's own expense. If the Zengine Group directs MCSC to control the defense and/or settlement of any such claim, then MCSC's counsel will be subject to the reasonable prior approval of the Zengine Group, which consent will not be unreasonably withheld, conditioned, or delayed. If the Zengine Group elects to control the defense and/or settlement of any such claim, then the Zengine Group will obtain MCSC's consent (which consent will not be unreasonably withheld, conditioned or delayed) before entering into any settlement which adversely affects MCSC in any material respect, except that this restriction will not apply to the Zengine Group if MCSC has failed to fulfill MCSC's indemnification obligations to date under this Agreement.

5.       TERM AND TERMINATION

         5.1 TERM. Unless earlier terminated as set forth herein, the initial term of this Agreement shall begin on the date hereof (the "Commencement Date") and expire on the second (2nd) anniversary of the Commencement Date (the "Initial Term"). This Agreement may be renewed at the option of either MCSC or Zengine for an additional two (2) year term (a "Renewal Term," and with the Initial Term, the "Term") after the Initial Term, and the renewing party shall provide to the other party written notice of such renewal on or prior to the sixtieth (60th) day prior to the last day of the Initial Term. Failure to provide such renewal notice shall result in the automatic termination of this Agreement effective as of the day after the last day of the Initial Term, unless the Parties otherwise agree.

         5.2      TERMINATION.  This Agreement may be terminated as follows:

                  (a)      by the mutual written consent of the Parties; or

                  (b) by either MCSC or Zengine upon a breach of any provision of this Agreement, which breach remains uncured for thirty (30) days after written notice thereof to such other Party, and as a result of which breach the non-breaching Party will be unable to substantially realize the benefits that it would have realized from this Agreement absent such breach; or

                  (c) by either MCSC or Zengine if the other Party:

                           (i) makes an assignment for the benefit of creditors;

                           (ii) admits in writing its inability to pay its debts
as they become due;

                           (iii) distributes to its creditors any composition,
extension or similar kind of agreement which purpose is to reach an out of court settlement with its creditors;


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                           (iv) causes or consents to the appointment of a
receiver, trustee, liquidator or similar officer for all or any material portion of its property;

                           (v) files in any court, pursuant to any statute of
the United States or any State, any petition in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding;

                           (vi) shall be dissolved or fails to maintain its
corporate existence;

                           (vii) has its ability to conduct business suspended
or terminated;

                           (viii) becomes insolvent;

                           (ix) makes or consents to a notice of intended bulk
transfer of its assets;

                           (x) convenes a meeting of creditors to restructure
its debts;

                           (xi) takes any corporate or other action for the
purpose of effectuating any of the foregoing;

                           (xii) has a petition filed against it in any court,
pursuant to any statute of the United States or any State, any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such court either:

                                (A) enters an order for relief;

                                (B) approves the petition;

                                (C) assumes jurisdiction of the subject matter,
or

                                (D) fails to dismiss such proceeding within
forty-five (45) days after the institution thereof; or

                           (xiii) has any proceeding commenced against it or a
receiver, trustee, liquidator or similar officer appointed to administer and/or liquidate all or any portion of its property and such appointment is not vacated or set aside within forty-five (45) days after the appointment of such receiver, trustee, liquidator or similar officer.

         5.3 TERMINATION DISFAVORED. It is the intention of the Parties that this Agreement not be terminated except in the limited circumstances set forth above and that any breach by any

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Party of its obligations under this Agreement shall be redressed by the dispute resolution mechanisms set forth in this Agreement and other appropriate remedies at equity or law.

         5.4 EFFECT OF TERMINATION. In the event of any termination of this Agreement (the date of such termination is referred to as the "Termination Date"):

                  (a) All licenses granted to the Parties shall terminate on the Termination Date;

                  (b) All payments due and owing to Zengine pursuant to Section
2.6 shall be paid to Zengine within five (5) Business Days after the Termination Date; and

                  (c) Zengine shall process all Customer orders up to and including the Termination Date, which processing will include payment processing to MCSC.

         5.5 ADDITIONAL REMEDIES ON TERMINATION. To the extent not inconsistent with the foregoing, in the event of any termination of this Agreement, the Party entitled to terminate shall be entitled to any and all legal and equitable remedies to which it may be entitled under applicable law.

6.       DISPUTE RESOLUTION

         6.1      GENERAL DISPUTE PRINCIPLES.

                  (a) Subject to Section 7.4, all disputes between or among the Parties under this Agreement shall be settled, if possible, through good faith negotiations between the relevant Parties. In the event such disputes cannot be so resolved, such disputes shall be resolved as provided in Section 6.2.

                  (b) If any Party is subject to a claim, demand, action or proceeding by a Third Party and is permitted by law or arbitral rules to join another Party to such proceeding, this Section 6 shall not prevent such joinder. This Section 6 shall also not prevent any Party from pursuing any legal action against a Third Party.

         6.2      ARBITRATION OF OTHER DISPUTES.

                  (a) The Parties shall submit any other controversy or claim arising out of, relating to or in connection with this Agreement, or the breach hereof or thereof ("Demand for Arbitration"), to arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules then in effect (collectively, "AAA Rules") and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.


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                  (b) The place of arbitration shall be Dayton, Ohio.

                  (c) The Parties shall attempt, by agreement, to nominate a sole arbitrator for confirmation by the AAA. If the Parties fail to so nominate a sole arbitrator within thirty (30) days from the date when the Demand for Arbitration has been communicated by the initiating Party, the arbitrator shall be appointed by the AAA in accordance with the AAA Rules. For purposes of this Section, the "commencement of the arbitration proceeding" shall be deemed to be the date upon which the Demand for Arbitration has been delivered to the Parties in accordance with this Section 6.2. A hearing on the matter in dispute shall commence within thirty (30) days following selection of the arbitrator, and the decision of the arbitrator shall be rendered no later than sixty (60) days after commencement of such hearing.

                  (d) If a Demand for Arbitration includes any issue, controversy or claim relating to or allegedly relating to any patent matter including, but without limitation, any issue relating to the existence, validity, infringement, duration or enforceability of any patent, then the arbitrator with respect to such patent-related controversy or claim (and only such controversy or claim) shall have the following credentials: Such arbitrator shall be (i) an attorney registered to practice before the U.S. Patent and Trademark Office, (ii) whose current area of practice is primarily relating to patent matters (or, if such person is retired, whose practice was primarily so related), and (iii) who has been practicing in such area for at least the last ten (10) years, and (iv) who has acted as an arbitrator or mediator of a patent-related dispute on at least two (2) prior occasions during the preceding ten (10) years.

                  (e) An award rendered in connection with an arbitration pursuant to this Section shall be final and binding upon the Parties, and the Parties agree and consent that the arbitral award shall be conclusive proof of the validity of the determinations of the arbitrator set forth in the award and any judgment upon such an award may be entered and enforced in any court of competent jurisdiction.

                  (f) The Parties agree that the award of the arbitral tribunal will be the sole and exclusive remedy between them regarding any and all claims and counterclaims between them with respect to the subject matter of the arbitrated dispute. The Parties hereby waive all IN PERSONAM jurisdictional defenses in connection with any arbitration hereunder or the enforcement of an order or award rendered pursuant thereto (assuming that the terms and conditions of this arbitration clause have been complied with).

                  (g) The arbitrator shall issue a written explanation of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching his decision to both Parties. The arbitrator shall apportion to each Party all costs (including attorneys' and witness fees, if any) incurred in conducting the arbitration in accordance with what the arbitrator deems just and equitable under the circumstances. Any provisional remedy which would be available to a court of law shall be available from the arbitrator pending arbitration of the


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dispute. Any Party may make an application to the arbitrator seeking injunctive or other interim relief, and the arbitrator may take whatever interim measures he deems necessary in respect of the subject matter of the dispute, including measures to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. The arbitrator shall only have the authority to award any remedy or relief (except EX PARTE relief) that a Court of Common Pleas of the State of Ohio could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process, but specifically excluding punitive damages.

                  (h) Any Party may file an application in any proper court for a provisional remedy in connection with an arbitrable controversy, but only upon the ground that the award to which the application may be entitled may be rendered ineffectual without provisional relief. The Parties may also commence legal action in lieu of any arbitration under this Section 6.2 in connection with any Third Party litigation proceedings.

                  (i) For purposes of any suit, action or legal proceeding permitted under this Section 6, each Party (a) hereby irrevocably submits itself to and consents to the non-exclusive jurisdiction of the courts of the State of Ohio or, if it has or can require jurisdiction, United States District Court for the Southern District (Western Division) of Ohio for the purposes of any suit, action or legal proceeding in connection with this Agreement including to enforce an arbitral resolution, settlement, order or award made pursuant to this Agreement (including pursuant to the U.S. Arbitration Act or otherwise), and (b) the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or legal proceeding pending in such event, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or legal proceeding is brought in an inconvenient forum or that the venue of the suit, action or legal proceeding is improper. Each Party hereby agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the courts of the State of Ohio or, if it has or can require jurisdiction, the United States District Court for the Southern District (Western Division) of Ohio and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or vocative of the laws or public policy of the laws of the State of Ohio or any other jurisdiction.

7.       MISCELLANEOUS

         7.1 SURVIVAL. Any expiration or termination of this Agreement shall not relieve any Party from any obligations hereunder which have accrued on or before the effective date of such expiration or termination, nor affect the provisions set forth in Sections 2.4, 2.8, 2.9, 3, 4, 5, 6, this Section
7.1 and 7.10 all of which are intended by the Parties to survive such expiration or termination. Termination of this Agreement upon any Party's default, or the expiration of this Agreement will not affect: (a) the rights of any Party with respect to any breach of this

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Agreement; or (b) the obligations of any Party already accrued prior to the effective date of expiration or termination; or (c) those obligations of the Parties that, by their terms, survive termination or expiration of this Agreement.

         7.2 RETURN OF CONFIDENTIAL INFORMATION. Upon expiration or termination of this Agreement, each Party shall promptly return to the other all Confidential Information of the other Party, including all of the physical embodiments thereof in its possession. including all copies thereof, and shall cease using the same, except to the extent their use is licensed or otherwise permitted under this Agreement. Each Party shall certify to the other party in writing compliance with this Section upon the return of such materials.

         7.3 NON-EXCLUSIVITY OF REMEDY. The right of any Party to terminate this Agreement under Section 5.2 is not an exclusive remedy, and any Party shall be entitled, if the circumstances warrant and except as otherwise expressly provided herein, alternatively or cumulatively, to damages for material breach of this Agreement, to an order requiring performance of the obligations of this Agreement or to any other legally available remedy, subject in all cases to Section 6.

         7.4 INJUNCTIVE RELIEF. Notwithstanding Section 6, the Parties agree that any material breach of the exclusivity or confidentiality provisions of this Agreement, or the infringement of any Party's Intellectual Property Rights will cause irreparable injury and that injunctive relief in a court of competent jurisdiction will be appropriate to prevent an initial breach or enjoin a continuing breach in addition to any other relief to which the aggrieved party may be entitled.

         7.5 CHANGES OVER TIME. The Parties acknowledge that, because of the rapid pace of technological change and evolution in the industries associated with the Internet, many of the underlying facts and circumstances (including assumptions regarding the facts and circumstances) that were the basis for the allocation of various rights and obligations pursuant to this Agreement are likely to change over time. In drafting this Agreement, the Parties have addressed relevant facts and issues as they exist with current technologies and today's business models; however, the Parties also intend for this Agreement to remain in force throughout the Term as such technologies and business models change over time, with appropriate modifications to reflect such equitable adjustments as are required to maintain a substantially comparable allocation of rights and obligations in light of changed circumstances. The Parties do not intend for this Agreement to be effectively nullified or abrogated because of changed circumstances, but rather intend that the intent and purpose of this Agreement be preserved as circumstances change. To such end, the Parties agree that certain provisions regarding the Parties' respective rights and obligations under this Agreement, while drafted to address current circumstances, are also intended to reflect general principles to be implemented by the Parties in a pragmatic and meaningful way as such circumstances change. Notwithstanding the foregoing, the provisions of this Section 7.5 shall not apply to those rights and/or obligations that should not be affected by changes in technology and/or business models.

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         7.6      ASSIGNMENT. No Party may assign its rights or obligations
under this Agreement, by operation of law or otherwise, without the express written consent of the others. Each Party agrees to provide no less than three (3) Business Days' prior notification of any assignment under this Agreement. Any attempted assignment except as expressly allowed by this
Section is null and void. Subject to the foregoing, this Agreement will benefit and bind the permitted successors and assigns of the Parties.

         7.7 RELATIONSHIP OF THE PARTIES. Each Party is an independent contractor of the other, and neither shall be deemed an employee, agent, partner or joint venturer of the other (regardless of how the relationship is explained to the public by one or more of the Parties). Except with the prior written consent of the other Party, no Party shall make any commitment, by contract or otherwise, binding upon the other nor represent that it has any authority to do so.

         7.8 FORCE MAJEURE. No Party shall be responsible or liable to any other Party for nonperformance or delay in performance of any terms or conditions of this Agreement due to act of God, act of governments, war, riot, terrorism, earthquake, fire, flood, sabotage, accidents, labor disputes, failures or delays of transportation and/or electronic, telephonic or Internet transmission or other cause beyond the reasonable control of the non-performing or delayed Party. However, nonperformance or delay in excess of ninety (90) consecutive days shall constitute a breach of this Agreement and cause for termination of this Agreement by the non-breaching Party pursuant to Section 5.1.

         7.9 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio without regard to choice of law provisions thereof.

         7.10 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Schedules attached hereto constitute the full and entire agreement between the Parties with respect to the subject matter hereof and thereof, and supersede all prior oral and written agreements and understandings between the Parties. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         7.11 NOTICES, ETC. All notices and other communications hereunder shall be deemed given if given in writing and delivered by hand, prepaid express or courier delivery service or by facsimile transmission (confirmed electronically or by voice) or mailed by registered or certified mail (return receipt requested), postage fees prepaid, to the Party to receive the same at the respective addresses set forth below (or at such other address as may from time to time be designated by such Party in accordance with this Section 7.11):

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Page 23                                                                 2/27/00

         If to MCSC:

                 Miami Computer Supply Corporation
                 4750 Hempstead Station Drive
                 Dayton, Ohio  45429
                 Telephone: (937) 291-8282
                 Facsimile:  (937) 291-8298
                 Attn:  Michael E. Peppel, President and Chief Executive Officer

         If to Zengine:

                  Zengine, Inc.
                  6100 Stewart Avenue
                  Fremont, California 94538
                  Telephone: (510) 651-6400
                  Facsimile:   (510) 651-3200
                  Attn: Joseph M. Savarino, President


         With copies to:

                  Elias, Matz, Tiernan & Herrick L.L.P.
                  734 15th Street, N.W., Suite 1200
                  Washington, D.C.  20005
                  Telephone: (202) 347-0300
                  Facsimile:   (202) 347-2172
                  Attn: Jeffrey A. Koeppel, Esq.

         All such notices and communications hereunder shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

         7.12 DELAYS OR OMISSIONS. Except as expressly provided in this Agreement, no delay or omission to exercise any right, power or remedy accruing to a Party, upon any breach or default of the other Party under this Agreement, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or

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Page 24                                                                 2/27/00


character on the part of a Party of any breach or default under this Agreement, or any waiver on the part of such Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         7.13 PUBLICITY. No Party (nor such Party's Affiliates) shall issue any press release disclosing the terms of, or relating to, this Agreement without the prior written consent of the other Parties; provided, however, that no Party or its Affiliates shall be prevented from complying with any duty of disclosure it may have pursuant to applicable laws or regulation. Such disclosing Party shall use its best efforts to consult with the other Party regarding the issuance of any such press release, or with regard to any public statement disclosing the terms of this Agreement and shall use its best efforts to obtain confidential treatment for any Confidential Information where such press release or other public statement is required to be made by applicable law or regulation.

         7.14 EXPENSES. Each of the Parties shall bear all legal, accounting and other transaction expenses incurred by it in connection with the negotiation, execution, delivery and performance of this Agreement.

         7.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one instrument.

         7.16 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by an arbitrator or a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such remainder shall be interpreted by the Parties so as best to reasonably affect the intent of the Parties and to maintain the economic benefit of this Agreement to all Parties.

         7.17 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

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Page 25                                                                 2/27/00


         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above on the date set forth below.


                              MIAMI COMPUTER SUPPLY CORPORATION


                              By:      /s/ MICHAEL E. PEPPEL
                                   --------------------------------------------
                              Name:    MICHAEL E. PEPPEL
                                   --------------------------------------------
                              Title:   CHIEF EXECUTIVE OFFICER
                                    -------------------------------------------
                              Dated:   February 29, 2000


                              ZENGINE, INC.

                              By:      /s/ JOSEPH SAVARINO
                                   --------------------------------------------
                              Name:    JOSEPH SAVARINO
                                    -------------------------------------------
                              Title:   PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                     ------------------------------------------
                              Dated:   February 29, 2000


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Page 26                                                                 2/27/00


                                  SCHEDULE 2.1
                                 -----------------



                    The project representatives of MCSC are:

                                  1. Ira H. Stanley

                                  2. Luis Silva

                                  3. David Spangler


                   The project representatives of Zengine are:

                                  1. Joseph Savarino

                                  2. Lalit Dhadphale

                                  3. Chris Lunt


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Page 27                                                                 2/27/00



                                   SCHEDULE A

                             MCSC WEBSITE CUSTOMERS

                              [LIST TO BE PROVIDED]